Exhibit 3.3
FedEx Freight Holding Company, Inc.
Amended and Restated Bylaws
Adopted and Effective as of June 1, 2026

i

ii

FedEx Freight Holding Company, Inc.
AMENDED AND RESTATED BYLAWS
ARTICLE I. OFFICES
Section 1.   Registered Office and Agent.   The registered office and registered agent of the corporation in the State of Delaware shall be as designated from time to time by the appropriate filing by the corporation in the office of the Secretary of State of the State of Delaware.
Section 2.   Other Offices.   The corporation may also have offices at such other places, both within and without the State of Delaware, as the board of directors may from time to time determine or as the business of the corporation may require.
ARTICLE II. MEETINGS OF STOCKHOLDERS
Section 1.   Place of Meetings.   All meetings of the stockholders shall be held at such place, either within or without the State of Delaware, as shall be designated by the board of directors and stated in the notice of the meeting. The board of directors may, in its sole discretion, determine that a meeting shall not be held at any place, but may instead be held solely by means of remote communication in accordance with the General Corporation Law of the State of Delaware (the “DGCL”).
Section 2.   Annual Meeting.   An annual meeting of stockholders shall be held on such date and at such time as shall be designated by the board of directors and stated in the notice of the meeting. At each annual meeting, the stockholders shall elect directors and transact such other business as may properly be brought before the meeting. The corporation may postpone or reschedule any annual meeting of stockholders previously scheduled by the board of directors.
Section 3.   Notice of Annual Meeting.   Unless otherwise provided by the DGCL, the certificate of incorporation, or these bylaws, written notice of the annual meeting stating the place (if any), date, and time of the meeting and the means of remote communication (if any) by which stockholders and proxy holders may be deemed to be present in person and vote at such meeting shall be given not less than ten nor more than sixty days before the date of the meeting to each stockholder entitled to vote at such meeting.
Section 4.   List of Stockholders Entitled to Vote.   The corporation shall prepare, no later than the tenth day before each meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order and showing the address of each stockholder and the number of shares registered in the name of each stockholder; provided, however, that the corporation shall not be required to include electronic mail addresses or other electronic contact information on such list. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, for a period of ten days ending on the day before the meeting date, either (a) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting, or (b) during ordinary business hours, at the principal place of business of the corporation. If the corporation determines to make the list available on an electronic network, the corporation may take reasonable steps to ensure that such information is available only to stockholders.
Section 5.   Special Meetings.   Special meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by the DGCL or by the certificate of incorporation, may be called by the chairman of the board or the chief executive officer and shall be called by the chairman of the board, the chief executive officer, or the secretary at the request in writing of a majority of the board of directors. Such request shall state the purpose or purposes of the proposed meeting. The corporation may postpone, reschedule, or cancel any special meeting of stockholders previously called pursuant to this paragraph by the chairman of the board or the chief executive officer or at the request of the board of directors.
In addition, unless otherwise prescribed by the DGCL or by the certificate of incorporation, special meetings of the stockholders shall be called by the chairman of the board, the chief executive officer, or the secretary following receipt by the secretary of a written request for a special meeting of stockholders (a “Special Meeting Request”) from the holders of shares representing at least 20% of the outstanding shares of the corporation entitled to vote (the “Requisite Holders”) if such Special Meeting Request complies with the requirements set forth in this Section and all other requirements of this Section are met. However, notwithstanding the foregoing or any other provision in this Section, outstanding shares of the corporation that are subject to Hedging Transactions (as defined in Section 12 of this Article II) shall not under any circumstance be included toward the required 20% threshold, and thus, stockholders owning stock of the corporation that is subject to Hedging Transactions shall not be considered Requisite Holders with respect to such stock. The board of directors shall determine, in its sole discretion, whether all such requirements of this Section have been satisfied, and such determination shall be binding on the corporation and its stockholders.
If a Special Meeting Request complies with this Section and is permissible under the DGCL and the certificate of incorporation, the board of directors shall determine the record date (in accordance with Section 4 of Article VII herein), place (if any), date, and time of the special meeting of stockholders requested in such Special Meeting Request; provided, however, that the date of any such special meeting shall not be more than 90 days after the secretary’s receipt of the properly submitted Special Meeting Request. Notwithstanding the foregoing, the board of directors may (in lieu of calling the special meeting of stockholders requested in such Special Meeting Request) present an identical or substantially similar item (as determined in good faith by the board of directors, a “Similar Item”) for stockholder approval at any other meeting of stockholders that is held no more than 90 days after the secretary receives such Special Meeting Request. The nomination, election, or removal of directors shall always be deemed a “Similar Item” with respect to all items of business involving the nomination, election, or removal of directors, changing the size of the board of directors, and filling of vacancies or newly created directorships resulting from any increase in the authorized number of directors.
A Special Meeting Request must be delivered by hand, by registered U.S. mail (return receipt requested), or by courier service to the attention of the secretary at the principal executive offices of the corporation. A Special Meeting Request shall only be valid if it is permissible under the DGCL and the certificate of incorporation and signed and dated by each of the Requisite Holders (or their duly authorized agents) and if such request includes:
(a)
a statement of the specific purpose or purposes of the special meeting of stockholders, the matter or matters proposed to be acted on at the special meeting of stockholders, and the reasons for conducting such business at the special meeting of stockholders;

(b)
a statement of any material interest of each such Requisite Holder and the beneficial owners, if any, on whose behalf the Special Meeting Request is being made in the business proposed to be conducted at the special meeting of stockholders;

(c)
the text of any business, proposed resolution, or proposed amendment to the bylaws to be considered at the special meeting of stockholders;

(d)
any other information that may be required pursuant to these bylaws, including but not limited to such information, if applicable, which shall be set forth in a stockholder’s notice required by Section 12, 13, or 15 of this Article II, or which may be required to be disclosed under the DGCL;

(e)
the name and address (as they appear on the corporation’s books, in the case of stockholders of record) of each Requisite Holder and the date of each such Requisite Holder’s signature (or authorized agent’s signature);

(f)
the class, if applicable, and the number of shares of the corporation’s stock that are owned of record or beneficially by each such Requisite Holder and documentary evidence of such record or beneficial ownership, and the number of any such owned shares of the corporation’s stock subject to Hedging Transactions and a representation that all other shares of the corporation’s stock owned by such Requisite Holder are not subject to Hedging Transactions;

(g)
a representation that such Requisite Holder intends to hold the shares of the corporation described in the immediately preceding clause (f) through the date of the requested special meeting of stockholders;

(h)
a representation that one or more of the Requisite Holders intend to appear in person or by proxy at the special meeting of stockholders to propose the business to be conducted at the special meeting of stockholders;

(i)
if any Requisite Holder intends to solicit proxies with respect to any business to be conducted at the special meeting of stockholders, a representation to that effect;

(j)
if a purpose of the special meeting of stockholders is the election of one or more directors, all information that would be required to be included in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to and in accordance with Regulation 14A under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including Rule 14a-19 under the Exchange Act;

(k)
an undertaking by the Requisite Holders to notify the corporation in writing of a change in the information or representations called for by clauses (a) through (j) as of the record date for such special meeting of stockholders, by notice received by the secretary in the same manner as the Special Meeting Request not later than the tenth day following such record date, and after the record date by notice so given and received within two business days of any change in such information and, in any event, as of the close of business on the day preceding the special meeting date; and

(l)
an acknowledgement that any reduction in percentage stock ownership of the Requisite Holders below the 20% threshold following delivery of the Special Meeting Request to the secretary shall constitute a revocation of such Special Meeting Request.

In addition, the Requisite Holders and the beneficial owners, if any, on whose behalf the Special Meeting Request is being made shall promptly provide any other information reasonably requested by the corporation.
A Special Meeting Request shall not be valid (and thus the special meeting of stockholders requested pursuant to the Special Meeting Request will not be held) if (a) the Special Meeting Request relates to an item of business that is not a proper subject for stockholder action under the DGCL; (b) a Similar Item was presented at any meeting of stockholders held within 90 days prior to receipt by the corporation of such Special Meeting Request; (c) a Similar Item is included in the corporation’s notice as an item of business to be brought before a stockholder meeting that has been called but not yet held; (d) the Special Meeting Request is received by the corporation during the period commencing 90 days prior to the first anniversary of the preceding year’s annual meeting of stockholders (which, in respect of the 2026 annual meeting of stockholders for purposes of these bylaws, including this Section 5, shall be deemed to be May 5, 2026) and ending on the date of the current year’s annual meeting of stockholders; or (e) the Special Meeting Request was made in a manner that involved a violation of Regulation 14A under the Exchange Act. For purposes of this paragraph, the date of delivery of the Special Meeting Request shall be the first date on which a valid Special Meeting Request in which Requisite Holders representing at least 20% of the outstanding shares of the corporation entitled to vote in accordance with this Section are participating has been delivered to the corporation.
Only matters that are stated in the Special Meeting Request shall be brought before and acted upon during the special meeting of stockholders called according to the Special Meeting Request; provided, however, that nothing herein shall prohibit the board of directors from submitting any matters to the stockholders at any special meeting of stockholders called by the stockholders pursuant to this Section. Any special meeting of stockholders called in accordance with these bylaws shall be subject to the applicable requirements of Regulation 14A under the Exchange Act, including the requirements of Rule 14a-19 under the Exchange Act. If a valid Special Meeting Request is received by the secretary subsequent to the receipt of another valid Special Meeting Request and before the date of the corresponding special meeting of stockholders, all items of business contained in such Special Meeting Requests may be presented at one special meeting of stockholders. If two or more special meetings of the stockholders called pursuant to the request of stockholders pursuant to this Section have been held within the 12-month period before a Special Meeting Request is received by the secretary, the board of directors may, in its discretion, determine not to call or hold such requested special meeting of stockholders.

Requisite Holders may revoke a Special Meeting Request by written revocation delivered to the corporation at any time prior to the special meeting of stockholders; provided, however, the board of directors shall have the sole discretion to determine whether or not to proceed with the special meeting of stockholders following such written revocation. Additionally, a Requisite Holder whose signature (or authorized agent’s signature) appears on a Special Meeting Request may revoke such Requisite Holder’s participation in a Special Meeting Request at any time by written revocation delivered to the secretary in the same manner as the Special Meeting Request and if, following any such revocation, the remaining Requisite Holders participating in the Special Meeting Request do not represent at least 20% of the outstanding shares of the corporation entitled to vote in accordance with this Section, the Special Meeting Request shall be deemed revoked. Likewise, any reduction in percentage stock ownership of the Requisite Holders below the 20% threshold following delivery of the Special Meeting Request to the secretary shall be deemed to be a revocation of the Special Meeting Request.
If none of the Requisite Holders appears or sends a representative to present the business or nomination submitted by the stockholders in the Special Meeting Request to be conducted at the special meeting of stockholders, the corporation need not present any such business or nomination for a vote at such special meeting of stockholders.
Section 6.   Notice of Special Meeting.   Unless otherwise provided by the DGCL, the certificate of incorporation, or these bylaws, written notice of a special meeting shall be given not less than ten nor more than sixty days before the date of the meeting to each stockholder entitled to vote at such meeting and shall state: the place (if any), date, and time of the meeting; the means of remote communication (if any) by which stockholders and proxy holders may be deemed to be present in person and vote at such meeting; and the purpose or purposes for which the meeting is called. Business transacted at any special meeting of stockholders shall be limited to the purposes stated in the notice of such meeting.
Section 7.   Quorum; Adjournment of Meetings.   Except as otherwise provided by the DGCL or the certificate of incorporation, the holders of a majority of the outstanding shares entitled to vote at the meeting, present in person or represented by proxy, shall constitute a quorum at any meeting of stockholders. If a quorum shall not be present or represented at any meeting of stockholders, the holders of a majority of the shares entitled to vote at the meeting who are present in person or represented by proxy or the chairman of the meeting may adjourn the meeting until a quorum shall be present or represented. Except to the extent inconsistent with any rules or regulations for the conduct of any meeting of stockholders as adopted by the board of directors, the chairman of any meeting of stockholders shall have the right and authority to adjourn the meeting for any or no reason. When a meeting is adjourned to another time or place (including an adjournment taken to address a technical failure to convene or continue a meeting using remote communication), notice need not be given of the adjourned meeting if the time and place (if any) thereof and the means of remote communication (if any) by which stockholders and proxy holders may be deemed to be present in person and vote at such adjourned meeting are (a) announced at the meeting at which the adjournment is taken, (b) displayed during the time scheduled for the meeting, on the same electronic network used to enable stockholders and proxy holders to participate in the meeting by means of remote communication, or (c) set forth in the notice of meeting given in accordance with these bylaws. At any adjourned meeting, any business may be transacted which might have been transacted at the original meeting. If the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.
Section 8.   Required Vote.   When a quorum is present at any meeting of stockholders, the vote of the holders of a majority of the shares present in person or represented by proxy at the meeting and entitled to vote on the subject matter shall decide any matter (other than the election of directors) brought before such meeting, unless the matter is one upon which, by express provision of law, the certificate of incorporation, these bylaws, the rules or regulations of any stock exchange applicable to the corporation, or any law, rule, or regulation applicable to the corporation or its securities, a minimum or different vote is required, in which case such minimum or different vote shall be the required vote on such matter. The vote required for the election of directors shall be as set forth in Section 1 of Article III herein.

Section 9.   Voting; Proxies.   Unless otherwise provided in the certificate of incorporation, each stockholder shall at every meeting of the stockholders be entitled to one vote in person or by proxy for each share of capital stock having voting power held by such stockholder. At all meetings of stockholders, a stockholder may vote by proxy executed in writing by the stockholder or as permitted by the DGCL. Such proxy must be filed with the secretary of the corporation or his or her representative or otherwise delivered telephonically or electronically as set forth in the applicable proxy statement, at or before the time of the meeting. No proxy shall be voted on after three years from its date, unless the proxy provides for a longer period.
Section 10.   Conduct of Meeting.   The board of directors may adopt such rules and regulations for the conduct of any meeting of stockholders as it shall deem appropriate. Except to the extent inconsistent with any such rules and regulations adopted by the board of directors, the chairman of any meeting of stockholders shall have the right and authority to convene and to recess or adjourn the meeting and to prescribe such rules, regulations, and procedures and to do all such acts as, in the judgment of such chairman, are appropriate for the proper conduct of the meeting. Such rules, regulations, and procedures, whether adopted by the board of directors or prescribed by the chairman of the meeting, may include, without limitation, the following: (a) the establishment of an agenda or order of business for the meeting; (b) rules and procedures for maintaining order at the meeting and the safety of those present; (c) limitations on attendance at or participation in the meeting to stockholders entitled to vote at the meeting, their duly authorized and constituted proxies, or such other persons as the chairman of the meeting shall determine; (d) procedures requiring meeting attendees to provide the corporation advance notice of their intent to attend the meeting; (e) restrictions on entry to the meeting after the time fixed for the commencement thereof; and (f) limitations on the time allotted for consideration of each agenda item and for questions and comments by participants.
Section 11.   Action Without a Meeting.   Any action required or permitted to be taken by the stockholders of the corporation must be effected at a duly called annual or special meeting of such holders and may not be effected by any consent in writing by such holders.
Section 12.   Stockholder Business at Annual Meeting.   At any annual meeting of stockholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before an annual meeting, business must be: (a) pursuant to the corporation’s notice of meeting (or any supplement thereto); (b) by or at the direction of the board of directors; or (c) by any stockholder who is entitled to vote at the meeting, who has complied with the notice procedures set forth in this Section, and who was a stockholder of record at the time of giving such notice and at the time of the annual meeting (this clause (c) shall be the exclusive means for a stockholder to submit business other than director nominations or matters properly brought under Rule 14a-8 under the Exchange Act and included in the corporation’s notice of meeting).
For business other than a director nomination to be properly brought before an annual meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the secretary of the corporation and such business must be a proper matter for stockholder action. To be timely, a stockholder’s notice must be received by the secretary of the corporation at the principal executive offices of the corporation not more than 120 days and not less than 90 days prior to the first anniversary of the preceding year’s annual meeting of stockholders (which, in respect of the 2026 annual meeting of stockholders for purposes of these bylaws, including this Section 12, shall be deemed to be May 5, 2026); provided, however, that in the event that the annual meeting date is not within thirty days before or sixty days after such anniversary, notice must be received no earlier than the 120th day prior to such annual meeting and no later than the close of business on the later of the ninetieth day prior to such annual meeting or the tenth day following the day on which public disclosure of the date of the annual meeting was first made. In no event shall the public announcement of an adjournment or postponement of an annual meeting commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above.
Every such notice by a stockholder shall set forth with respect to the stockholder, the beneficial owner, if any on whose behalf the business proposal is being made, any participant (as defined in Instruction 3 to Item 4 of Schedule 14A) with such stockholder or such beneficial owner, as applicable, and any affiliate or associate of the foregoing (each a “Proposing Person”):

(a)
the name and address of the Proposing Person;

(b)
a representation that the stockholder is a holder of record of the corporation’s voting stock (indicating the class and number of shares owned beneficially or of record by the stockholder and any other Proposing Person) and intends to appear in person or by proxy at the meeting to propose such business specified in the notice;

(c)
a description of any hedging or other transaction or series of transactions that have been entered into by or on behalf of, or any other agreement, arrangement, or understanding (including any derivative or short positions, profit interests, options, warrants, cash settle swaps, total return swaps, synthetic equity position, or similar derivative interests, stock appreciation, or similar rights, and any borrowing or lending of shares) that has been made as of the date of the notice or within the prior 24 months, the effect or intent of which is to mitigate loss to or manage risk or benefit of share price changes for, or to increase or decrease the voting power of, the Proposing Person with respect to any share of stock of the corporation (“Hedging Transactions”);

(d)
a representation that the Proposing Person will notify the corporation in writing of any Hedging Transactions in effect as of the record date for the meeting promptly following the later of the record date or the date notice of the record date is first publicly disclosed;

(e)
a representation whether the Proposing Person intends to deliver a proxy statement or form of proxy to holders of at least the percentage of the corporation’s outstanding shares required to approve or adopt the proposal or otherwise to solicit proxies from stockholders in support of the proposal;

(f)
a description of the business desired to be brought before the annual meeting, including the complete text of any resolutions intended to be presented at the meeting and in the event that such business includes a proposal to amend the bylaws of the corporation, the language of the proposed amendment; the reasons for bringing up such matter at the meeting; any personal or other material interest of the Proposing Person in the matter; and all agreements, arrangements, or understandings (whether written or oral) between the Proposing Person and any other person or persons (including their names) in connection with the proposal of such matter by the stockholder (“Stockholder Agreements”);

(g)
a representation that the Proposing Person will notify the corporation in writing of any Stockholder Agreements in effect as of the record date for the meeting promptly following the later of the record date or the date notice of the record date is first publicly disclosed;

(h)
a description of any performance-related fees (other than an asset-based fee) that such Proposing Person is entitled to based on any increase or decrease in the value of shares of the corporation or any derivative positions, if any, as of the date of such notice;

(i)
a description of any direct or indirect material interest of such Proposing Person in any material contract or agreement with the corporation, any affiliate of the corporation, or any competitor (including, in any such case, any employment agreement, collective bargaining agreement, or consulting agreement);

(j)
a description of any pending or, to such Proposing Person’s knowledge, threatened legal proceeding in which such Proposing Person is a party or participant involving the corporation or, to such Proposing Person’s knowledge, any current or former officer, director, affiliate, or associate of the corporation; and

(k)
any other information relating to such Proposing Person that is required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for, as applicable, the business proposal pursuant to and in accordance with Section 14(a) of the Exchange Act and the rules and regulations promulgated thereunder.

Section 13.   Nomination of Directors at Annual Meeting.   Only persons who are nominated in accordance with the procedures set forth in this Section or in Section 14 of this Article II shall be eligible for election as directors at an annual meeting of stockholders, except as may be otherwise provided in the certificate of incorporation with respect to the right of holders of preferred stock of the corporation to nominate and elect a specified number of directors in certain circumstances. Nominations of persons for election to the board of directors of the corporation may be made at an annual meeting of stockholders: (a) by or at the direction of the board of directors; (b) by any stockholder who is entitled to vote at the meeting, who complies with the notice procedures set forth in this Section, who complies with the requirements of Rule 14a-19 under the Exchange Act, and who is a stockholder of record at the time of giving such notice and at the time of the annual meeting; or (c) by any Nominating Stockholder (as defined in Section 14(a) of this Article II) whose Stockholder Nominee (as defined in Section 14(a) of this Article II) is included in the corporation’s proxy materials for the relevant annual meeting. Nominations by a stockholder pursuant to clause (b) shall be made pursuant to timely notice in writing to the secretary of the corporation in accordance with the provisions of Section 12 of this Article II and Rule 14a-19 under the Exchange Act. Every such notice by a stockholder shall set forth:
(a)
with respect to each person whom the stockholder proposes to nominate for election or reelection as a director: (i) the name and address of each nominee; (ii) such person’s written consent to being named as a nominee in a proxy statement and form of proxy relating to the meeting at which directors are to be elected and to serving as a director if elected; (iii) all fully completed and signed questionnaires required of the corporation’s directors and any other questionnaire the corporation determines is necessary or advisable to assess whether a nominee will satisfy any qualifications or requirements imposed by the certificate of incorporation or these bylaws, any law, rule, regulation, listing standard, or corporate governance policy or guideline, or that the corporation otherwise may reasonably request, which questionnaires will be provided by the secretary promptly, but in any event within ten calendar days, following a request therefor; (iv) a written representation by such person that such person (1) is not and will not become a party to any agreement, arrangement, or understanding with, and has not given any commitment or assurance to, any person or entity as to how such person, if elected as a director, will act or vote on any issue or question, unless such agreement, arrangement, understanding, commitment, or assurance is disclosed pursuant to the rules of the Securities and Exchange Commission (the “SEC”) in any solicitation material in which such person is named as a nominee, (2) is not and will not become a party to any agreement, arrangement, or understanding with any person or entity other than the corporation with respect to any direct or indirect compensation, reimbursement, or indemnification in connection with service or action as a nominee or director unless such agreement, arrangement, or understanding is disclosed pursuant to the rules of the SEC in any solicitation material in which such person is named as a nominee, (3) if elected as a director, will comply with all of the corporation’s corporate governance, conflict of interest, confidentiality, and stock ownership and trading policies and guidelines, and any other corporation policies and guidelines applicable to the directors, (4) intends to serve as a director for the full term for which such person is standing for election, and if so elected, shall comply with their fiduciary duties in accordance with applicable law, and (5) represents that all information provided by the director nominee to the corporation in connection with such nomination is true and accurate as of the date thereof and that such director nominee undertakes to promptly update the corporation with respect to any material changes or inaccuracies of such information; and (v) such other information regarding each nominee proposed by the stockholder as would have been required to be included in a proxy statement filed pursuant to the proxy rules of the SEC had each nominee been nominated by the board of directors of the corporation; and

(b)
with respect to the stockholder giving the notice and any Proposing Person:

(i)
the name and address of such Proposing Person;

(ii)
a representation that such stockholder is a holder of record of the corporation’s voting stock (indicating the class and number of shares owned beneficially or of record by the stockholder and by each Proposing Person) and intends to appear in person or by proxy at the meeting to make the nomination;

(iii)
whether there are any Hedging Transactions;

(iv)
a representation that the stockholder will notify the corporation in writing of any Hedging Transactions in effect as of the record date for the meeting promptly following the later of the record date or the date notice of the record date is first publicly disclosed;

(v)
a representation that such stockholder intends to deliver a proxy statement or form of proxy to holders representing at least 67% of the voting power of the corporation’s outstanding shares entitled to vote in the election of directors and solicit proxies from stockholders in support of such nomination;

(vi)
a description of all agreements, arrangements, or understandings (whether written or oral) among any Proposing Person and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder (“Nomination Agreements”);

(vii)
a representation that the stockholder will notify the corporation in writing of any Nomination Agreements in effect as of the record date for the meeting promptly following the later of the record date or the date notice of the record date is first publicly disclosed;

(viii)
a description of any performance-related fees (other than an asset-based fee) that such Proposing Person is entitled to based on any increase or decrease in the value of shares of the corporation or any derivative positions, if any, as of the date of such notice;

(ix)
a description of any direct or indirect material interest of such Proposing Person in any material contract or agreement with the corporation, any affiliate of the corporation, or any competitor (including, in any such case, any employment agreement, collective bargaining agreement, or consulting agreement);

(x)
a description of any pending or, to such Proposing Person’s knowledge, threatened legal proceeding in which such Proposing Person is a party or participant involving the corporation or, to such Proposing Person’s knowledge, any current or former officer, director, affiliate, or associate of the corporation;

(xi)
any other information relating to such Proposing Person that is required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for, as applicable, the election of directors in an election contest pursuant to and in accordance with Section 14(a) of the Exchange Act and the rules and regulations promulgated thereunder; and

(xii)
all other information required by Rule 14a-19 under the Exchange Act.

(c)
The corporation may require any proposed nominee to furnish such other information as it may reasonably require to determine the eligibility of such proposed nominee to serve as an independent director of the corporation or that could be material to a reasonable stockholder’s understanding of the independence, or lack thereof, of such nominee.

Section 14.   Nominations of Directors Included in the Corporation’s Proxy Materials.
(a)
Inclusion of Stockholder Nominee in Proxy Statement.   Subject to the provisions of this Section 14, if expressly requested in the relevant Nomination Notice (as defined below), the corporation shall include in its proxy statement for any annual meeting of stockholders (but not at any special meeting of stockholders): (i) the name of any person nominated for election as a director of the corporation (the “Stockholder Nominee”), which shall also be included on the corporation’s form of proxy and ballot, by any Eligible Stockholder (as defined below) or group of up to 20 Eligible Stockholders that, as determined by the board of directors or its designee acting in good faith, has (individually and collectively, in the case of a group) satisfied all applicable conditions and complied with all applicable procedures set forth in this Section 14 (such Eligible Stockholder or group of Eligible Stockholders being a “Nominating Stockholder”); (ii) disclosure about the Stockholder Nominee and the Nominating Stockholder required under the rules of the SEC or other applicable law to be included in the proxy statement; (iii) any statement included by the Nominating Stockholder in the Nomination Notice for inclusion in the proxy statement in support of the Stockholder Nominee’s election to the board of directors (subject, without limitation, to Section 14(e)(ii) of this Article II, provided that such statement does not exceed 500 words); and (iv) any other information that the corporation or the board of directors determines, in their discretion, to include in the proxy statement relating to the nomination of the Stockholder Nominee, including, without limitation, any statement in opposition to the nomination and any of the information provided pursuant to this Section 14.
(b)
Maximum Number of Stockholder Nominees.

(i)
The corporation shall not be required to include in the proxy statement for an annual meeting of stockholders more Stockholder Nominees than that number of directors constituting 20% of the total number of directors of the corporation on the last day on which a Nomination Notice may be submitted pursuant to this Section 14 (rounded down to the nearest whole number), but, in any event, not fewer than two (the “Maximum Number”). The Maximum Number for a particular annual meeting shall be reduced by: (1) Stockholder Nominees whose nominations are subsequently withdrawn; (2) Stockholder Nominees who the board of directors itself decides to nominate for election at such annual meeting; (3) the number of incumbent directors who had been Stockholder Nominees at the preceding annual meeting of stockholders and whose reelection at the upcoming annual meeting of stockholders is being recommended by the board of directors; and (4) the number of director candidates for which the corporation shall have received a notice (whether or not subsequently withdrawn) that a stockholder intends to nominate a candidate for election to the board of directors at the annual meeting of stockholders pursuant to the advance notice requirements set forth in Section 13 of this Article II. In the event that one or more vacancies for any reason occurs on the board of directors after the deadline set forth in Section 14(d) of this Article II, but before the date of the annual meeting of stockholders, and the board of directors resolves to reduce the size of the board in connection therewith, the Maximum Number shall be calculated based on the number of directors in office as so reduced.

(ii)
If the number of Stockholder Nominees pursuant to this Section 14 for any annual meeting of stockholders exceeds the Maximum Number then, promptly upon notice from the corporation, each Nominating Stockholder will select one Stockholder Nominee for inclusion in the proxy statement until the Maximum Number is reached, going in order of the amount (largest to smallest) of shares of the corporation’s voting stock that each Nominating Stockholder disclosed as owned in its Nomination Notice, with the process repeated if the Maximum Number is not reached after each Nominating Stockholder has selected one Stockholder Nominee. If, after the deadline for submitting a Nomination Notice as set forth in Section 14(d) of this Article II, a Nominating Stockholder becomes ineligible or withdraws its nomination or a Stockholder Nominee becomes ineligible or unwilling to serve on the board of directors, whether before or after the mailing of the definitive proxy statement, then the corporation: (1) shall not be required to include in its proxy statement or on any ballot or form of proxy the Stockholder Nominee or any successor or replacement nominee proposed by the Nominating Stockholder or by any other stockholder or Nominating Stockholder; and (2) may otherwise communicate to its stockholders, including, without limitation, by amending or supplementing its proxy statement or ballot or form of proxy, that the Stockholder Nominee will not be included as a Stockholder Nominee in the proxy statement or on any ballot or form of proxy and will not be voted on at the annual meeting of stockholders.

(c)
Eligibility of Nominating Stockholder.

(i)
An “Eligible Stockholder” is a person who has either (1) been a record holder of the shares of voting stock of the corporation used to satisfy the eligibility requirements in this Section 14(c) continuously for the three-year period specified in Section 14(c)(ii) or (2) provides to the secretary of the corporation, within the time period referred to in Section 14(d) of this Article II, evidence of continuous ownership of such shares for such three-year period from one or more securities intermediaries in a form that the board of directors or its designee, acting in good faith, determines acceptable.
(ii)
An Eligible Stockholder or group of up to 20 Eligible Stockholders may submit a nomination in accordance with this Section 14 only if the person or group (in the aggregate) has continuously owned at least the Minimum Number (as defined below) (as adjusted for any stock splits, reverse stock splits, stock dividends, or similar events) of shares of the corporation’s voting stock throughout the three-year period preceding and including the date of submission of the Nomination Notice, and continues to own at least the Minimum Number of shares through the date of the annual meeting of stockholders. The following shall be treated as one Eligible Stockholder if such Eligible Stockholder shall provide, together with the Nomination Notice, documentation satisfactory to the board of directors or its designee, acting in good faith, that demonstrates compliance with the following criteria: (1) funds under common management and investment control; (2) funds under common management and funded primarily by the same employer; or (3) a “family of investment companies” or a “group of investment companies” (each as defined in the Investment Company Act of 1940, as amended). For the avoidance of doubt, in the event of a nomination by a Nominating Stockholder that includes more than one Eligible Stockholder, any and all requirements and obligations for a given Eligible Stockholder or, except as the context otherwise makes clear, the Nominating Stockholder that are set forth in this Section 14, including the minimum holding period, shall apply to each member of such group; provided, however, that the Minimum Number shall apply to the aggregate ownership of the group of Eligible Stockholders constituting the Nominating Stockholder. Should any Eligible Stockholder withdraw from a group of Eligible Stockholders constituting a Nominating Stockholder at any time prior to the annual meeting of stockholders, the Nominating Stockholder shall be deemed to own only the shares held by the remaining Eligible Stockholders. As used in this Section 14, any reference to a “group” or “group of Eligible Stockholders” refers to any Nominating Stockholder that consists of more than one Eligible Stockholder and to all the Eligible Stockholders that make up such Nominating Stockholder.

(iii)
The “Minimum Number” of shares of the corporation’s voting stock means 3% of the number of outstanding shares of voting stock of the corporation as of the most recent date for which such amount is given in any filing by the corporation with the SEC prior to the submission of the Nomination Notice.

(iv)
For purposes of this Section 14, an Eligible Stockholder “owns” only those outstanding shares of the corporation’s voting stock as to which such Eligible Stockholder possesses both: (1) the full voting and investment rights pertaining to such shares and (2) the full economic interest in (including the opportunity for profit from and the risk of loss on) such shares; provided that the number of shares calculated in accordance with clauses (1) and (2) shall not include any shares (x) sold by such Eligible Stockholder or any of its affiliates in any transaction that has not been settled or closed, (y) borrowed by such Eligible Stockholder or any of its affiliates for any purpose or purchased by such Eligible Stockholder or any of its affiliates pursuant to an agreement to resell, or (z) subject to any option, warrant, forward contract, swap, contract of sale, other derivative, or similar agreement entered into by such Eligible Stockholder or any of its affiliates, whether any such instrument or agreement is to be settled with shares or with cash based on the notional amount or value of outstanding capital stock of the corporation, in any such case which instrument or agreement has, or is intended to have, the purpose or effect of: (A) reducing in any manner, to any extent or at any time in the future, such Eligible Stockholder’s or any of its affiliates’ full right to vote or direct the voting of any such shares, and/or (B) hedging, offsetting, or altering to any degree any gain or loss arising from the full economic ownership of such shares by such Eligible Stockholder or any of its affiliates, other than any such arrangements solely involving an exchange listed multi-industry market index fund in which voting stock represents at the time of entry into such arrangement less than 10% of the proportionate value of such index. An Eligible Stockholder “owns” shares held in the name of a nominee or other intermediary so long as the Eligible Stockholder retains the right to instruct how the shares are voted with respect to the election of directors and possesses the full economic interest in the shares. An Eligible Stockholder’s ownership of shares shall be deemed to continue during any period in which the Eligible Stockholder has delegated any voting power by means of a proxy, power of attorney, or other similar instrument or arrangement that is revocable at any time by the Eligible Stockholder. An Eligible Stockholder’s ownership of shares shall be deemed to continue during any period in which the Eligible Stockholder has loaned such shares provided that the Eligible Stockholder has the power to recall such loaned shares on not more than five business days’ notice. The terms “owned,” “owning,” and other variations of the word “own” shall have correlative meanings. Whether outstanding shares of the corporation are “owned” for these purposes shall be determined by the board of directors or its designee acting in good faith. For purposes of this Section 14, the term “affiliate” or “affiliates” shall have the meaning ascribed thereto under the General Rules and Regulations under the Exchange Act.
(v)
No Eligible Stockholder shall be permitted to be in more than one group constituting a Nominating Stockholder, and if any Eligible Stockholder appears as a member of more than one group, such Eligible Stockholder shall be deemed to be a member of only the group that has the largest ownership position as reflected in the Nomination Notice.

(d)
Nomination Notice.   To nominate a Stockholder Nominee pursuant to this Section 14, the Nominating Stockholder must submit to the secretary of the corporation all of the following information and documents in a form that the board of directors or its designee, acting in good faith, determines acceptable (collectively, the “Nomination Notice”), which, to be timely, must be received by the secretary of the corporation at the principal executive offices of the corporation not less than 120 days nor more than 150 days prior to the anniversary of the date that the corporation commenced mailing its proxy statement for the prior year’s annual meeting of stockholders (which, in respect of the 2026 annual meeting of stockholders for purposes of these bylaws, including this Section 14, shall be deemed to be May 5, 2026); provided, however, that if (and only if) the annual meeting of stockholders is not scheduled to be held within a period that commences 30 days before the first anniversary date of the preceding year’s annual meeting of stockholders and ends 30 days after the first anniversary date of the preceding year’s annual meeting of stockholders (an annual meeting date outside such period being referred to herein as an “Other Meeting Date”), the Nomination Notice shall be given in the manner provided herein by the later of the close of business on the date that is 180 days prior to such Other Meeting Date or the tenth day following the date such Other Meeting Date is first publicly announced or disclosed (in no event shall the adjournment or postponement of an annual meeting, or the announcement thereof, commence a new time period (or extend any time period) for the giving of the Nomination Notice):

(i)
one or more written statements from the record holder of the shares (and from each intermediary through which the shares are or have been held during the requisite three-year holding period) verifying that, as of a date within seven (7) calendar days prior to the date of the Nomination Notice, the Nominating Stockholder owns, and has continuously owned for the preceding three (3) years, the Minimum Number of shares, and the Nominating Stockholder’s agreement to provide, within five (5) business days after the record date for the annual meeting, written statements from the record holder and intermediaries verifying the Nominating Stockholder’s continuous ownership of the Minimum Number of shares through the record date;

(ii)
an agreement to provide prompt notice if the Nominating Stockholder ceases to own the Minimum Number of shares at any time prior to the date of the annual meeting;

(iii)
a copy of the Schedule 14N (or any successor form) relating to the Stockholder Nominee, completed and filed with the SEC by the Nominating Stockholder as applicable, in accordance with SEC rules;

(iv)
a written notice of the nomination of such Stockholder Nominee that includes the following additional information, agreements, representations, and warranties by the Nominating Stockholder (including, for the avoidance of doubt, each group member in the case of a Nominating Stockholder consisting of a group of Eligible Stockholders): (1) the information that would be required to be set forth in a stockholder’s notice of nomination pursuant to Section 13 of this Article II; (2) the details of any relationship that existed within the past three years and that would have been described pursuant to Item 6(e) of Schedule 14N (or any successor item) if it existed on the date of submission of the Schedule 14N; (3) a representation and warranty that the Nominating Stockholder did not acquire, and is not holding, securities of the corporation for the purpose or with the effect of influencing or changing control of the corporation; (4) a representation and warranty that the Nominating Stockholder has not nominated and will not nominate for election to the board of directors at the annual meeting any person other than such Nominating Stockholder’s Stockholder Nominee(s); (5) a representation and warranty that the Nominating Stockholder has not engaged in and will not engage in a “solicitation” within the meaning of Rule 14a-1(l) under the Exchange Act (without reference to the exception in Section 14a-1(l)(2)(iv)) with respect to the annual meeting, other than with respect to such Nominating Stockholder’s Stockholder Nominee(s) or any nominee of the board of directors; (6) a representation and warranty that the Nominating Stockholder will not use any proxy card other than the corporation’s proxy card in soliciting stockholders in connection with the election of a Stockholder Nominee at the annual meeting; (7) a representation and warranty that the Stockholder Nominee’s candidacy or, if elected, board membership would not violate applicable state or federal law or the rules of any stock exchange on which the corporation’s securities are traded (the “Stock Exchange Rules”); (8) a representation and warranty that the Nominating Stockholder satisfies the eligibility requirements set forth in Section 14(c) of this Article II; (9) a representation and warranty that the Nominating Stockholder will continue to satisfy the eligibility requirements described in Section 14(c) of this Article II through the date of the annual meeting; (10) details of any position of the Stockholder Nominee as an officer, director, or stockholder of, or any material relationship of the Stockholder Nominee with, any competitor of the corporation (that is, any entity that provides services that compete with or are alternatives to the principal services provided by the corporation or its affiliates), within the three years preceding the submission of the Nomination Notice; (11) if desired, a statement for inclusion in the proxy statement in support of the Stockholder Nominee’s election to the board of directors, provided that such statement shall not exceed 500 words and shall fully comply with Section 14 of the Exchange Act and the rules and regulations thereunder; and (12) in the case of a nomination by a Nominating Stockholder comprised of a group, the designation by all Eligible Stockholders in such group of one Eligible Stockholder that is authorized to act on behalf of the Nominating Stockholder with respect to matters relating to the nomination, including withdrawal of the nomination;
(v)
an executed agreement pursuant to which the Nominating Stockholder (including in the case of a group, each Eligible Stockholder in that group) agrees: (1) to comply with all applicable laws, rules, and regulations in connection with the nomination, solicitation, and election; (2) to file any written solicitation or other communication with the corporation’s stockholders relating to one or more of the corporation’s directors or director nominees or any Stockholder Nominee with the SEC, regardless of whether any such filing is required under any rule or regulation or whether any exemption from filing is available for such materials under any rule or regulation; (3) to assume all liability stemming from an action, suit, or proceeding concerning any actual or alleged legal or regulatory violation arising out of any communication by the Nominating Stockholder or the Stockholder Nominee nominated by such Nominating Stockholder with the corporation, its stockholders, or any other person in connection with the nomination or election of directors, including, without limitation, the Nomination Notice; (4) to indemnify and hold harmless (jointly with all other Eligible Stockholders, in the case of a group of Eligible Stockholders) the corporation and each of its directors, officers, and employees individually against any liability, loss, damages, expenses, or other costs (including attorneys’ fees) incurred in connection with any threatened or pending action, suit, or proceeding, whether legal, administrative, or investigative, against the corporation or any of its directors, officers, or employees arising out of or relating to a failure or alleged failure of the Nominating Stockholder or Stockholder Nominee to comply with, or any breach or alleged breach of, its, or his or her, as applicable, obligations, agreements, or representations under this

Section 14; (5) in the event that any information included in the Nomination Notice, or any other communication by the Nominating Stockholder (including with respect to any Eligible Stockholder included in a group) with the corporation, its stockholders, or any other person in connection with the nomination or election ceases to be true and accurate in all material respects (or due to a subsequent development omits a material fact necessary to make the statements made not misleading), to promptly notify the corporation and any other recipient of such communication of the misstatement or omission in such previously provided information and of the information that is required to correct the misstatement or omission; and (6) in the event that the Nominating Stockholder (including any Eligible Stockholder included in a group) has failed to continue to satisfy the eligibility requirements described in Section 14(c), to promptly notify the corporation; and
(vi)
with respect to each Stockholder Nominee: (1) the name and address of each Stockholder Nominee; (2) such person’s written consent to being named as a nominee in a proxy statement and form of proxy relating to the meeting at which directors are to be elected and to serving as a director if elected; (3) all fully completed and signed questionnaires required of the corporation’s directors and any other questionnaire the corporation determines is necessary or advisable to assess whether a nominee will satisfy any qualifications or requirements imposed by the certificate of incorporation or these bylaws, any law, rule, regulation, listing standard, or corporate governance policy or guideline, or that the corporation otherwise may reasonably request, which questionnaires will be provided by the secretary promptly, but in any event within ten calendar days, following a request therefor; (4) a written representation by such person that such person (A) is not and will not become a party to any agreement, arrangement, or understanding with, and has not given any commitment or assurance to, any person or entity as to how such person, if elected as a director, will act or vote on any issue or question, unless such agreement, arrangement, understanding, commitment, or assurance is disclosed pursuant to the rules of the SEC in any solicitation material in which such person is named as a nominee, (B) is not and will not become a party to any agreement, arrangement, or understanding with any person or entity other than the corporation with respect to any direct or indirect compensation, reimbursement, or indemnification in connection with service or action as a nominee or director unless such agreement, arrangement, or understanding is disclosed pursuant to the rules of the SEC in any solicitation material in which such person is named as a nominee, (C) if elected as a director, will comply with all of the corporation’s corporate governance, conflict of interest, confidentiality, and stock ownership and trading policies and guidelines, and any other corporation policies and guidelines applicable to the directors, (D) intends to serve as a director for the full term for which such person is standing for election, and if so elected, shall comply with their fiduciary duties in accordance with applicable law, and (E) represents that all information provided by the Stockholder Nominee to the corporation in connection with such nomination is true and accurate as of the date thereof and that such Stockholder Nominee undertakes to promptly update the corporation with respect to any material changes or inaccuracies of such information; and (5) such other information regarding each Stockholder Nominee as would have been required to be included in a proxy statement filed pursuant to the proxy rules of the SEC had each Stockholder Nominee been nominated by the board of directors of the corporation.

The information and documents required by this Section 14(d) shall be (i) provided with respect to and executed by each Eligible Stockholder in the group in the case of a Nominating Stockholder comprised of a group of Eligible Stockholders; and (ii) provided with respect to the persons specified in Instructions 1 and 2 to Items 6(c) and (d) of Schedule 14N (or any successor item) (x) in the case of a Nominating Stockholder that is an entity and (y) in the case of a Nominating Stockholder that is a group that includes one or more Eligible Stockholders that are entities. The Nomination Notice shall be deemed submitted on the date on which all of the information and documents referred to in this Section 14(d) (other than such information and documents contemplated to be provided after the date the Nomination Notice is provided) have been delivered in person to or, if sent by mail or courier service, received by the secretary of the corporation.

(e)
Exceptions.

(i)
Notwithstanding anything to the contrary contained in this Section 14, the corporation may omit from its proxy statement any Stockholder Nominee and any information concerning such Stockholder Nominee (including a Nominating Stockholder’s statement in support) and no vote on such Stockholder Nominee will occur (notwithstanding that proxies in respect of such vote may have been received by the corporation), and the Nominating Stockholder may not, after the last day on which a Nomination Notice would be timely, cure in any way any defect preventing the nomination of the Stockholder Nominee, if: (1) the Nominating Stockholder (or, in the case of a Nominating Stockholder consisting of a group of Eligible Stockholders, the Eligible Stockholder that is authorized to act on behalf of the Nominating Stockholder), or any qualified representative thereof, does not appear at the annual meeting to present the nomination submitted pursuant to this Section 14 or the Nominating Stockholder withdraws its nomination; (2) the board of directors or its designee, acting in good faith, determines that such Stockholder Nominee’s nomination or election to the board of directors would result in the corporation violating or failing to be in compliance with these bylaws or the certificate of incorporation or any applicable law, rule, or regulation to which the corporation is subject, including the Stock Exchange Rules; (3) the Stockholder Nominee was nominated for election to the board of directors pursuant to this Section 14 at one of the corporation’s two preceding annual meetings of stockholders and withdrew from or became ineligible or unavailable for election at such annual meeting; (4) the Stockholder Nominee (A) is not independent under the listing standards of the principal U.S. exchange upon which the shares of the corporation are listed, any applicable rules of the SEC, or any publicly disclosed standards used by the board of directors in determining and disclosing the independence of the corporation’s directors, (B) does not qualify as independent under the audit committee independence requirements set forth in the rules of the principal U.S. exchange on which shares of the corporation are listed or as a “non-employee director” under Exchange Act Rule 16b-3, (C) is or has been, within the past three years, an officer or director of a competitor, as defined in Section 8 of the Clayton Antitrust Act of 1914, as amended, (D) is a named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses) or has been convicted in a criminal proceeding within the past ten years, or (E) is subject to any order of the type specified in Rule 506(d) of Regulation D promulgated under the Securities Act of 1933, as amended; or (5) the corporation is notified, or the board of directors or its designee acting in good faith determines, that a Nominating Stockholder has failed to continue to satisfy the eligibility requirements described in Section 14(c), any of the representations and warranties made in the Nomination Notice ceases to be true and accurate in all material respects (or omits a material fact necessary to make the statement made not misleading), the Stockholder Nominee becomes unwilling or unable to serve on the board of directors, or any material violation or breach occurs of any of the obligations, agreements, representations, or warranties of the Nominating Stockholder or the Stockholder Nominee under this Section 14.

(ii)
Notwithstanding anything to the contrary contained in this Section 14, the corporation may omit from its proxy statement, or may supplement or correct, any information, including all or any portion of the statement in support of the Stockholder Nominee included in the Nomination Notice, if the board of directors or its designee in good faith determines that: (1) such information is not true in all material respects or omits a material statement necessary to make the statements made not misleading; (2) such information directly or indirectly impugns the character, integrity, or personal reputation of, or directly or indirectly makes charges concerning improper, illegal, or immoral conduct or associations, without factual foundation, with respect to, any individual, corporation, partnership, association, or other entity, organization, or governmental authority; (3) the inclusion of such information in the proxy statement would otherwise violate the SEC proxy rules or any other applicable law, rule, or regulation; or (4) the inclusion of such information in the proxy statement would impose a material risk of liability upon the corporation.

The corporation may solicit against, and include in the proxy statement its own statement relating to, any Stockholder Nominee.
Section 15.   Additional Requirements for Stockholder Business or Stockholder Nominations.   A stockholder seeking to make a nomination or bring any other business before any meeting pursuant to Section 5, 12, 13, or 14 of this Article II, as applicable, shall promptly provide to the corporation any other information reasonably requested by the corporation. Notice of intent to make a nomination pursuant to Section 5, 13, or 14 of this Article II shall be accompanied by a statement whether such nominee, if elected, intends to tender, promptly following such election, an irrevocable resignation effective upon such person’s failure to receive the required vote for reelection at the next meeting at which such person would face reelection and upon acceptance of such resignation by the board of directors in accordance with Section 1 of Article III herein.
Only such persons who are nominated in accordance with the procedures set forth in Section 5, 13, or 14 and Section 15 of this Article II shall be eligible to be elected at an annual meeting of stockholders or special meeting of stockholders, as applicable, of the corporation to serve as directors and only such business shall be conducted at an annual meeting of stockholders or special meeting of stockholders, as applicable, as shall have been brought before the meeting in accordance with the procedures set forth in Sections 12 and 15 of this Article II.
A stockholder seeking to make a nomination or bring any other business before an annual meeting of stockholders or special meeting of stockholders, as applicable, pursuant to Section 5, 12, 13, or 14 of this Article II, as applicable, shall update and supplement its notice of nomination or other business, if necessary, so that the information provided or required to be provided in such notice shall be true and correct (a) as of the record date for the meeting and (b) as of the date that is ten business days prior to the meeting or any adjournment, rescheduling, or postponement thereof and such update and supplement shall be delivered to the secretary at the principal executive offices of the corporation not later than five business days after the record date for the meeting (in the case of the update and supplement required to be made as of the record date) and not later than seven business days prior to the date for the meeting, if practicable (or, if not practicable, on the first practicable date prior to the meeting), or any adjournment, rescheduling, or postponement thereof (in the case of the update and supplement required to be made as of ten business days prior to the meeting or any adjournment, rescheduling, or postponement thereof). Notwithstanding the foregoing, if a stockholder (x) no longer plans to solicit proxies in accordance with its representation(s) pursuant to Section 5(i), Section 12(e), or Section 13(b)(v) of these bylaws or (y) becomes aware of any material inaccuracy or change in information submitted to the corporation, then the stockholder providing the written notice shall inform the corporation thereof and update such notice in writing and deliver it to the secretary at the principal executive offices of the corporation no later than two (2) business days after the occurrence of such change or after such time the stockholder became so aware of such material inaccuracy or change, as applicable. For the avoidance of doubt, the obligation to update as set forth in this paragraph shall not limit the corporation’s rights with respect to any deficiencies in any notice provided by a stockholder, extend any applicable deadlines hereunder, or enable or be deemed to permit a stockholder who has previously submitted notice hereunder to amend or update any proposal or nomination or to submit any new proposal, including by changing or adding nominees, matters, business, and/or resolutions proposed to be brought before a meeting of the stockholders. If a stockholder providing written notice fails to provide any written update in accordance with this Section 13(d), the information as to which such written update relates shall be deemed not to have been provided in accordance with these bylaws. In addition, a stockholder giving notice pursuant to Section 5 or 13 of this Article II shall update and supplement its notice of any nomination to provide evidence that the stockholder giving notice has solicited proxies from holders representing at least 67% of the voting power of the corporation’s outstanding shares entitled to vote in the election of directors and such update and supplement shall be delivered to the secretary at the principal executive offices of the corporation not later than five business days after the stockholder giving notice files a definitive proxy statement in connection with the meeting.
Except as otherwise provided by applicable law, the chairman of the meeting shall declare out of order and disregard any nomination or other business proposed to be brought before the meeting by a stockholder that has not been made in accordance with Sections 5, 12, 13, or 14 and Section 15 of this Article II and Rule 14a-19 under the Exchange Act. Notwithstanding the foregoing provisions of Sections 5, 12, 13, 14, and

15 of this Article II, unless otherwise required by applicable law, if the stockholder (or a qualified representative of the stockholder) does not appear at the annual meeting of stockholders or special meeting of stockholders, as applicable, of the corporation to present a nomination or proposed business, such nomination shall be disregarded and such proposed business shall not be transacted, notwithstanding that proxies in respect of such vote may have been received by the corporation.
The number of nominees a stockholder may nominate for election at a meeting (or in the case of a stockholder giving the notice on behalf of a beneficial owner, the number of nominees a stockholder may nominate for election at the meeting on behalf of the beneficial owner) shall not exceed the number of directors to be elected by stockholders generally at such meeting.
Any stockholder directly or indirectly soliciting proxies from other stockholders must use a proxy card color other than white, which shall be reserved for exclusive use by the board of directors.
ARTICLE III. DIRECTORS
Section 1.   Number, Election, and Term of Directors.   The number of directors which shall constitute the whole board shall be not more than fifteen, with the exact number to be determined from time to time by the board of directors. Each director shall hold office until his or her successor has been duly elected and qualified or until his or her earlier disqualification, death, resignation, or removal. No decrease in the number of directors constituting the board of directors shall shorten the term of any incumbent director.
A nominee for director shall be elected to the board of directors if the votes cast for such nominee’s election exceed the votes cast against such nominee’s election; provided, however, that at a contested election meeting, directors shall be elected by a plurality of the votes cast by the holders of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors. For purposes of this Section, a “contested election meeting” is any meeting of stockholders where the number of nominees for director, whether nominated by the board of directors or stockholders, exceeds the number of directors to be elected, provided that nominations by stockholders: (a) have been made in compliance with Sections 5, 13, or 14, as applicable, and Section 15 of Article II; and (b) have not been withdrawn (such that the number of nominees no longer exceeds the number of directors to be elected) on or prior to the tenth day preceding the date the corporation first gives notice of such meeting to the stockholders, as required by Section 3 of Article II herein.
The board of directors shall not nominate for election as a director any candidate who has not agreed to tender, promptly following the annual meeting at which he or she is elected as a director, an irrevocable resignation that will be effective upon (a) the failure to receive the required number of votes for reelection at the next annual meeting of stockholders at which he or she faces reelection, and (b) acceptance of such resignation by the board of directors. In addition, the board of directors shall not fill a director vacancy or newly created directorship with any candidate who has not agreed to tender, promptly following his or her appointment to the board, the same form of resignation.
If a director nominee fails to receive the required number of votes for reelection, the board of directors (excluding the director in question) shall, within 90 days after certification of the election results, decide whether to accept the director’s resignation. Absent a compelling reason for the director to remain on the board of directors, the board shall accept the resignation. The board of directors shall promptly disclose its decision and, if applicable, the reasons for rejecting the resignation in a filing with the SEC.
Section 2.   Newly Created Directorships and Vacancies.   Vacancies and newly created directorships resulting from an increase in the authorized number of directors constituting the board of directors, shall be filled by a majority of the directors then in office, though less than a quorum, or by a sole remaining director, and any director so chosen shall hold office for a term that shall coincide with the remaining term of such director’s predecessor or the term to which such director is appointed, as the case may be, and until such director’s successor is duly elected and qualified, unless sooner displaced. If there are no directors in office, then an election of directors may be held in the manner provided by the DGCL. If, at the time of filling any vacancy or any newly created directorship, the directors then in office shall constitute less than a majority of the whole board (as constituted immediately prior to any such increase), the Court of Chancery of the State of Delaware may, upon application of any stockholder or stockholders holding at least 10%

of the total number of shares at the time outstanding having the right to vote for such directors, summarily order an election to be held to fill any such vacancies or newly created directorships, or to replace the directors chosen by the directors then in office.
Section 3.   Powers.   The business and affairs of the corporation shall be managed by or under the direction of the board of directors, which may exercise all the powers of the corporation, subject to the restrictions imposed by the DGCL, the certificate of incorporation, or these bylaws.
Section 4.   Chairman of the Board.   The board of directors shall elect one of its members to be chairman of the board. The chairman of the board shall exercise the powers and perform the duties as shall be assigned to or required of the chairman of the board by the board of directors. The chairman of the board may, but need not, be the chief executive officer of the corporation.
Section 5.   Vice Chairman of the Board.   The board of directors may elect an independent member of the board as vice chairman of the board. The vice chairman of the board, if any, shall exercise the powers and perform the duties of the chairman of the board when the chairman of the board is not present and shall have such other powers and duties as shall be assigned to or required of the vice chairman of the board by the board of directors.
Section 6.   Place of Meetings; Minutes.   The board of directors may hold meetings, both regular and special, either within or without the State of Delaware, and shall cause minutes of its proceedings to be prepared and placed in the minute books of the corporation.
Section 7.   Regular Meetings.   Regular meetings of the board of directors may be held without notice at such time and at such place as shall be determined by the board.
Section 8.   Special Meetings.   Special meetings of the board may be called by the chairman of the board, the chief executive officer, or the lead independent director upon notice to each director at least twenty-four hours before the special meeting, or on such shorter notice as the person or persons calling such meeting may deem necessary or appropriate under the circumstances, and shall be called by the chairman of the board, the chief executive officer, or the secretary in like manner and on like notice on the written request of two or more directors. Neither the business to be transacted at, nor the purpose of, any special meeting of the board need be specified in the notice of such meeting.
Section 9.   Quorum; Required Vote; Adjournment.   At all meetings of the board a majority of the total number of directors shall constitute a quorum for the transaction of business. The act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the board of directors, except as may be otherwise specifically provided by the DGCL, the certificate of incorporation, or these bylaws. If a quorum shall not be present at any meeting of the board of directors, the directors present may adjourn the meeting, without notice other than announcement at the meeting, until a quorum shall be present.
Section 10.   Action Without a Meeting.   Unless otherwise restricted by the certificate of incorporation or these bylaws, any action required or permitted to be taken at any meeting of the board of directors or of any committee thereof may be taken without a meeting, if all members of the board or committee, as the case may be, consent thereto in writing or by electronic transmission, and the writing or writings or electronic transmission or transmissions are filed with the minutes of proceedings of the board or committee.
Section 11.   Board Committees.   The board of directors may, by vote of a majority of the total number of directors, designate one or more committees, each committee to consist of one or more directors appointed by the board of directors. The number of committee members may be increased or decreased by the board of directors. Each committee member shall serve as such until the earliest of the expiration of his or her term as a director or his or her death or resignation or removal as a committee member or as a director. The board of directors shall have the power at any time to fill vacancies in, to change the membership of, and to discharge any committee. The board of directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not constituting a quorum, may unanimously appoint another member of the board of directors to act at the meeting in the place of any such absent or disqualified member.
Section 12.   Committee Authority.   Any such committee shall have and may exercise all the powers and authority of the board of directors in the management of the business and affairs of the corporation as may be delegated to it by the board of directors, except to the extent expressly restricted by the certificate of incorporation, these bylaws, or applicable law, rule, or regulation. Each committee shall have such name as may be determined by the board of directors. Unless otherwise provided in the certificate of incorporation, these bylaws, or a resolution of the board of directors, each committee may form and delegate authority to any subcommittee as it deems appropriate or advisable.
Section 13.   Committee Procedure and Meetings.   Each committee shall cause minutes of its proceedings to be prepared and shall report the same to the board of directors when requested. Unless the board of directors otherwise provides, each committee may determine its own rules and procedures for the conduct of its business. At every meeting of a board committee, 50% or more of the total number of members shall constitute a quorum and the act of a majority of the members present at such meeting shall be the act of the committee.
Section 14.   Compensation.   Directors and members of committees may receive such compensation for their services and such reimbursement for their expenses as the board of directors shall determine.
ARTICLE IV. NOTICES
Section 1.   Method.   Whenever notice is required by the DGCL, the certificate of incorporation, or these bylaws to be given to any director, committee member, or stockholder, personal notice shall not be required and any such notice may be given in writing (a) by mail, postage prepaid, addressed to such director, committee member, or stockholder at his or her address as it appears on the records of the corporation; (b) by electronic transmission directed to such director’s, committee member’s, or stockholder’s electronic mail address as it appears on the records of the corporation; or (c) by any other method permitted by applicable law (including, but not limited to, overnight courier service, facsimile, or other means of electronic transmission). Any notice shall be deemed to have been given (i) if mailed, when the notice is deposited in the United States mail, postage prepaid; (ii) if delivered by courier service, the earlier of when the notice is received or left at such director’s, committee member’s, or stockholder’s address; or (iii) if given by electronic mail, when directed to such director’s, committee member’s, or stockholder’s electronic mail address unless such director, committee member, or stockholder has notified the corporation in writing or by electronic transmission of an objection to receiving notice by electronic mail or such notice is prohibited by applicable law, the certificate of incorporation, or these bylaws.
Section 2.   Waiver.   Whenever notice is required by the DGCL, the certificate of incorporation, or these bylaws to be given to any director, committee member, or stockholder, a waiver thereof in writing signed by the person entitled to such notice, or a waiver by electronic transmission by the person entitled to such notice, whether before or after the time stated therein, shall be equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when such person attends for the express purpose of objecting at the beginning of the meeting to the transaction of any business on the ground that the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any meeting of stockholders, the board of directors, or a committee of directors need be specified in any written waiver of notice or any waiver by electronic transmission unless so required by applicable law, the certificate of incorporation, or these bylaws.
ARTICLE V. OFFICERS
Section 1.   Titles; Election; Term of Office.   The officers of the corporation shall be a chief executive officer, president, secretary, and such other officers as the board of directors may elect or appoint, including, without limitation, an executive chairman of the board, one or more vice presidents (with each vice president to have such descriptive title, if any, as the board of directors shall determine), a treasurer, one or more assistant secretaries, and one or more assistant treasurers. In addition, the board of directors may adopt resolutions authorizing the chief executive officer, the president, and/or other officers as may be designated by the board of directors (collectively, the “Appointing Officers”) to elect officers with such titles as specified in such resolutions; provided, that in no event shall any Appointing Officer(s) be permitted to elect any person who would be deemed an “officer” of the corporation as such term is defined in Rule 16a-1(f) under the Exchange Act. Each officer shall hold office until his or her successor has been duly elected and qualified or, if earlier, until his or her death, resignation, or removal. Any two or more offices may be held by the same person.
Section 2.   Removal.   The board of directors may remove any officer of the corporation with or without cause at any time. In addition, an Appointing Officer may remove any officer elected by the Appointing Officer(s) with or without cause as provided in the resolutions of the board of directors referred to in Section 1 of this Article V. Termination of an officer’s employment with the corporation also shall end his or her term as an officer. Election or appointment of an officer shall not of itself create contract rights.
Section 3.   Vacancies.   Any vacancy occurring in any office of the corporation may be filled by the board of directors or by the Appointing Officer(s) authorized by the board of directors to elect officers to such vacant office.
Section 4.   Powers and Duties.   Officers shall have such powers and duties in the management of the corporation as (a) are provided in these bylaws, (b) may be prescribed by the board of directors or by an officer authorized to do so by the board, and (c) generally pertain to their respective offices, subject to the control of the board of directors and any officer to whom they report. One officer shall have responsibility for keeping the minutes of all proceedings of the board of directors, board committees, and stockholders in books provided for that purpose, and shall attend to the giving and service of all notices.
Section 5.   Compensation.   The compensation of officers shall be determined by the board of directors; provided, however, that, unless otherwise provided by applicable law, the board of directors may delegate the power to determine the compensation of any officer (other than the officer to whom such power is delegated) to the independent members of the board, a committee of the board, the chairman of the board, the president, or such other officers as may be designated by the board or a committee of the board.
ARTICLE VI. INDEMNIFICATION
Section 1.   Rights to Indemnification and Advancement of Expenses.   The corporation shall, to the fullest extent permitted by applicable law as it presently exists or may hereafter be amended, (a) indemnify and hold harmless any person who was or is made or is threatened to be made a party to, or is otherwise involved in, any action, suit, or proceeding, whether civil, criminal, administrative, or investigative (a “Proceeding”), by reason of the fact that he or she is or was a director, officer, or managing director (or its equivalent) of the corporation or, while serving as a director, officer, or managing director (or its equivalent) of the corporation, is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, including service with respect to an employee benefit plan (a “Covered Person”), against all liability and loss suffered and expenses (including attorneys’ fees) reasonably incurred by such Covered Person in connection therewith, and (b) pay and advance the expenses (including attorneys’ fees) incurred by any such Covered Person in connection with any such Proceeding in advance of its final disposition; provided, however, that the payment of expenses incurred by a Covered Person in advance of the final disposition of the action, suit, or proceeding shall be made only upon receipt of an undertaking by the Covered Person to repay all amounts advanced if it should ultimately be determined that the Covered Person is not entitled to be indemnified under this Article VI or otherwise; provided, however, that, except as provided in Section 3 of this Article VI with respect to Proceedings seeking to enforce rights to indemnification or advancement of expenses, the corporation shall be required to indemnify and advance expenses to a Covered Person in connection with a Proceeding (or part thereof) initiated by such Covered Person only if the commencement of such Proceeding (or part thereof) by the Covered Person was authorized by the board of directors of the corporation. A right to indemnification or to advancement of expenses arising under this Section 1 of this Article VI shall not be eliminated or impaired by an amendment to or repeal or elimination of this provision after the occurrence of the act or omission that is the subject of the civil, criminal, administrative, or investigative action, suit, or proceeding for which indemnification or advancement of expenses is sought.

Section 2.   Non-Exclusivity of Rights.   The rights to indemnification and the advancement of expenses, as conferred on any Covered Person by the provisions of this Article VI, shall not be deemed exclusive of any other rights to which such Covered Person may have or hereafter acquire under any law, provision of the certificate of incorporation, these bylaws, any agreement, vote of stockholders or disinterested directors, or otherwise.
Section 3.   Claims.   If a claim for indemnification under this Article VI (following final disposition of such Proceeding) is not paid in full within 60 days after the corporation has received a written claim by a Covered Person therefor, or if a claim for advancement of expenses under this Article VI is not paid in full within 30 days after the corporation has received a statement or statements by a Covered Person requesting such amounts be advanced along with any requisite undertaking, the Covered Person shall thereupon (but not before) be entitled to file suit to recover the unpaid amount of such claim. If successful in whole or in part, the Covered Person shall be entitled to be paid the expenses (including attorneys’ fees) of prosecuting such claim to the fullest extent permitted by applicable law.
Section 4.   Nature of Rights.   The rights to indemnification and the advancement of expenses provided by or granted pursuant to this Article VI shall continue as to a Covered Person who has ceased to be a Covered Person and shall inure to the benefit of the heirs, executors, and administrators of such Covered Person. The provisions of this Article VI shall be deemed to be a contract between the corporation and each Covered Person at any time while this Article VI is in effect, and any repeal or modification hereof shall not affect any rights or obligations then existing with respect to any state of facts or any action, suit, or proceeding then or theretofore existing, or any action, suit, or proceeding thereafter brought or threatened based in whole or in part on any such state of facts.
ARTICLE VII. MISCELLANEOUS PROVISIONS
Section 1.   Shares of Stock.   The shares of stock of the corporation shall be represented by certificates or shall be uncertificated. The board of directors shall have the power and authority to make all such rules and regulations as it may deem expedient concerning the issue, transfer, and registration of uncertificated shares or certificates for shares of stock of the corporation.
Section 2.   Stock Certificates; Transfers of Stock.   Certificates for shares of stock of the corporation, if any, shall be in such form as shall be approved by the board of directors. Any certificates shall be signed by any two authorized officers of the corporation, certifying the number of shares owned by such stockholder in the corporation. Any or all of the signatures on the certificate may be a facsimile or other electronic means. In case any officer, transfer agent, or registrar who has signed or whose facsimile or other electronic signature has been placed upon a certificate shall have ceased to be such officer, transfer agent, or registrar before such certificate is issued, it may be issued by the corporation with the same effect as if such officer, transfer agent, or registrar were such officer, transfer agent, or registrar at the date of issue. Stock of the corporation shall be transferable in the manner prescribed by applicable law and in these bylaws. Transfers of stock shall be made on the books of the corporation, and in the case of certificated shares of stock, only by the person named in the certificate or by such person’s attorney lawfully constituted in writing and upon the surrender of the certificate therefor, properly endorsed for transfer and payment of all necessary transfer taxes; or, in the case of uncertificated shares of stock, upon receipt of proper transfer instructions from the registered holder of the shares or by such person’s attorney lawfully constituted in writing, and upon payment of all necessary transfer taxes and compliance with appropriate procedures for transferring shares in uncertificated form; provided, however, that such surrender and endorsement, compliance, or payment of taxes shall not be required in any case in which the corporation shall determine to waive such requirement. No transfer of stock shall be valid as against the corporation for any purpose until it shall have been entered in the stock records of the corporation by an entry showing from and to whom transferred.
Section 3.   Lost, Stolen, or Destroyed Certificates.   No certificate for shares or uncertificated shares of stock of the corporation shall be issued in place of any certificate alleged to have been lost, stolen, or destroyed, except on production of such evidence of such loss, theft, or destruction and on delivery to the corporation of a bond of indemnity in such amount, upon such terms and secured by such surety as the board of directors or its designee may require.

Section 4.   Record Date.   In order that the corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion, or exchange of stock or for the purpose of any other lawful action, the board of directors may fix a record date, which shall not precede the date upon which the resolution fixing the record date is adopted by the board of directors and which shall not be more than sixty nor less than ten days before the date of such meeting, nor more than sixty days prior to any other such action. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the board of directors may fix a new record date for the adjourned meeting.
Section 5.   Registered Stockholders.   The corporation shall be entitled to treat the holder of record of any share or shares of stock as the holder in fact thereof and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by applicable law.
Section 6.   Dividends.   The board of directors may declare, and the corporation may pay, dividends on the corporation’s outstanding shares of stock in the manner and upon the terms and conditions provided by applicable law and the certificate of incorporation.
Section 7.   Fiscal Year.   The fiscal year of the corporation shall be fixed by the board of directors.
Section 8.   Seal. The seal of the corporation, if any, shall be in such form as may from time to time be approved by the board of directors or by an officer authorized to do so by the board. The seal may be used by causing it or a facsimile or other electronic means thereof to be impressed, affixed, or in any other lawful manner reproduced.
Section 9.   Resignations.   Any director, committee member, or officer may resign at any time upon notice given in writing or by electronic transmission to the corporation. Such resignation shall take effect when such notice is given unless the notice specifies (a) a later effective date, or (b) an effective date determined upon the happening of an event or events, such as the failure to receive the required vote for reelection as a director and the acceptance of such resignation by the board of directors. Unless otherwise specified in the notice of resignation, the acceptance of such resignation shall not be necessary to make it effective.
Section 10.   Forum for Adjudication of Disputes.   Unless the corporation consents in writing to the selection of an alternative forum, (a) the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the corporation, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer, or other employee of the corporation to the corporation or the corporation’s stockholders, (iii) any action asserting a claim arising pursuant to any provision of the DGCL, or (iv) any action asserting a claim governed by the internal affairs doctrine shall be the Court of Chancery of the State of Delaware (or, if the Court of Chancery does not have jurisdiction, the federal district court for the District of Delaware), and (b) the federal district courts of the United States of America shall, to the fullest extent permitted by applicable law, be the sole and exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act of 1933, as amended. Any person or entity purchasing or otherwise acquiring any interest in shares of capital stock of the corporation shall be deemed to have notice of and consented to the provisions of this Section. Failure to enforce this Section would cause the corporation irreparable harm and the corporation shall be entitled to equitable relief, including injunctive relief and specific performance, to enforce this Section. The existence of any prior consent of the corporation to the selection of an alternative forum shall not act as a waiver of the corporation’s ongoing consent right as set forth in this Section with respect to any current or future actions or claims.
Section 11.   Invalid Provisions.   If any provision of these bylaws is held to be illegal, invalid, or unenforceable under any present or future law, and if the rights or obligations of the stockholders would not be materially and adversely affected thereby, such provision shall be fully separable, and these bylaws shall be construed and enforced as if such illegal, invalid, or unenforceable provision had never comprised a part hereof, the remaining provisions of these bylaws shall remain in full force and effect and shall not be affected by the illegal, invalid, or unenforceable provision or by its severance herefrom, and in lieu of such illegal, invalid, or unenforceable provision, there shall be added automatically as a part of these bylaws, a legal, valid, and enforceable provision as similar in terms to such illegal, invalid, or unenforceable provision as may be possible.
Section 12.   Headings.   The headings used in these bylaws have been inserted for administrative convenience only and do not constitute matter to be construed in interpretation.
ARTICLE VIII. AMENDMENTS
Subject to the provisions of the certificate of incorporation, these bylaws may be altered, amended, or repealed, or new bylaws may be adopted, by the stockholders or by the board of directors; provided, however, that notice of such alteration, amendment, repeal, or adoption of new bylaws be contained in the notice of a meeting of the stockholders or board of directors, as the case may be, called for the purpose of acting upon any proposed alteration, amendment, repeal, or adoption of new bylaws. All such alterations, amendments, repeals, or adoptions of new bylaws must be approved by either the holders of a majority of the outstanding capital stock entitled to vote thereon or by a majority of the entire board of directors then in office. Any amendment to these bylaws adopted by stockholders which specifies the votes that shall be necessary for the election of directors shall not be further amended or repealed by the board of directors.